EXHIBIT 4.1


                           CERTIFICATE OF ELIMINATION

                                       OF

                 CLASS A AND CLASS B CONVERTIBLE PREFERRED STOCK

                                       OF

                             THE GRAND UNION COMPANY

                           Pursuant to Section 151(g)
                         of the General Corporation Law
                            of the State of Delaware

            The Grand Union Company, a corporation organized and existing under the laws of the State of Delaware (the "Company"), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:

            1. That, pursuant to Section 151 of the General Corporation Law of the Sate of Delaware and authority granted in the Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company, by resolution adopted, authorized the issuance of a series of Class A and Class B Convertible Preferred Stock, par value $1.00 per share (the "Class A and Class B Preferred Stock"), establishing the voting powers, designations, limitations or restrictions thereof, and on September 5, 1996 and June 11, 1997, respectively, filed Certificates of Designation with respect to such Class A and Class B Preferred Stock in the office of the Secretary of State of the State of Delaware.

            2. That no shares of said Class A or Clas B Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificate of Designation.

            3. That the Board of Directors of the Company has adopted the following resolutions:

            WHEREAS, by resolution of the Board of Directors of the Company and by Certificates of Designation (the "Certificate of Designation") filed in the office of the Secretary of State of the State of Delaware on September 5, 1996 and June 11, 1997, repsectively, this Company authorized the issuance of a series of Class A and Class B Convertible Preferred Stock, par value




NYFS03...:\18\50318\0003\1708\CRT8118K.110

      $1.00 per share (the "Class A and Class B Preferred Stock") and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof; and

            WHEREAS, all shares of the Class A and Class B Preferred Stock were issued by the Company and have been cancelled pursuant to the order of the United States Bankruptcy Court for the District of New Jersey confirming the Company's plan of reorganization; and

            WHEREAS, such cancelled shares have been restored to the status of authorized and unissued preferred stock of the Company and the authorized number of shares of Class A and Class B Preferred Stock available for issuance was correspondingly reduced to zero; and

            WHEREAS, as of the date hereof no shares of such Class A Preferred Stock are outstanding and no shares of such Class A and Class B Preferred Stock will be issued subject to the Certificates of Designation; and

            WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Class A and Class B Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company;

      NOW, THEREFORE, BE IT AND IT HEREBY IS

            RESOLVED, that all matters set forth in the Certificates of Designation with respect to the Class A and Class B Preferred Stock be eliminated from the Certificate of Incorporation, as heretofore amended, of the Company; and it is further

            RESOLVED, that the appropriate officers of the Company be, and hereby are, authorized and directed to file a Certificate of Elimination with the office of the Secretary of State of the State of Delaware for the purpose of effecting the foregoing resolution.

            4. That, accordingly, all matters set forth in the Certificates of Designation with respect to the Class A and Class B Preferred Stock be, and hereby are, eliminated from the Certificate of Incorporation, as heretofore amended, of the Company.



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
            IN WITNESS WHEREOF, The Grand Union Company has caused this Certificate to be signed by Francis E. Nicastro, its Vice President and Treasurer, as of this 17th day of August, 1998.


                              THE GRAND UNION COMPANY

                              By: /s/ Francis E. Nicastro
                                 -----------------------------------
                               Name:      Francis E. Nicastro
                               Title:     Vice President and
                                          Treasurer

















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